    Exhibit 11 - Statement Re: Computation of Earnings Per Share

    (Unaudited)                                          12 Weeks Ended                40 Weeks Ended
                                                    ------------------------      ------------------------
                                                    January 7,    January 1,      January 7,    January 1,
                                                       1995          1994            1995          1994
                                                    ----------    ----------      ----------    ----------
   Primary
      Weighted average shares outstanding            8,385,809     8,442,002       8,423,222     8,425,614
      Net effect of dilutive stock options -
        based on the treasury stock method               6,689         3,287           6,190        15,869
                                                    ----------    ----------      ----------    ----------
          Total                                      8,392,498     8,445,289       8,429,412     8,441,483
                                                     =========     =========       =========     =========

      Net income before cumulative effect of
        changes in accounting principles            $1,750,000    $1,568,000      $6,516,000    $6,806,000
                                                    ==========    ==========      ==========    ==========
          Per share amount                                $.21          $.19            $.77          $,81
                                                          ====          ====            ====          ====

      Net income                                    $1,750,000    $1,568,000      $6,516,000    $8,747,000
                                                    ==========    ==========      ==========    ==========
          Per share amount                                $.21          $.19            $.77         $1.04
                                                          ====          ====            ====         =====

    Fully diluted

      Weighted average shares outstanding            8,385,809     8,442,002       8,423,222     8,425,614

      Net effect of dilutive stock options -
        based on the treasury stock method
        using average market price                       6,689         3,287           6,317        14,293
      Assumed conversion of 7% convertible
        subordinated debentures issued March 5,
        1993                                         1,290,323     1,290,323       1,290,323     1,290,323
                                                     ---------     ---------       ---------     ---------
          Total                                      9,682,821     9,735,612       9,719,862     9,730,230
                                                     =========     =========       =========     =========

      Net income before cumulative effect of
        changes in accounting principles            $1,750,000    $1,568,000      $6,516,000    $6,806,000

      Add 7% convertible subordinated debenture
        interest, net of tax effect                    231,000       210,000         698,000       681,000
                                                    ----------    ----------      ----------    ----------
                                                    $1,981,000    $1,778,000      $7,214,000    $7,487,000
                                                    ==========    ==========      ==========    ==========
          Per share amount                                $.20          $.18            $.74          $.77
                                                          ====          ====            ====          ====
      Net Income                                    $1,750,000    $1,568,000      $6,516,000    $8,747,000
      Add 7% convertible subordinated debenture
        interest, net of tax effect                    231,000       210,000         698,000       681,000
                                                    ----------    ----------      ----------    ----------
                                                    $1,981,000    $1,778,000      $7,214,000    $9,428,000
                                                    ==========    ==========      ==========    ==========
    Per share amount                                      $.20          $.18            $.74          $.97
                                                          ====          ====            ====          ====